EXHIBIT 5


                                  June 26, 1997


ASR Investments Corporation
335 North Wilmot, Suite 250
Tucson, Arizona 85711


                     RE: REGISTRATION STATEMENT ON FORM S-4
                         ASR INVESTMENTS CORPORATION

Ladies and Gentlemen:

   We have acted as legal counsel to ASR Investments Corporation (the "Company"), in connection with the preparation of the Company's Registration Statement on Form S-4 (the "Registration Statement"), to be filed with the Securities and Exchange Commission (the "Commission") on or about June 26, 1997 in connection with the registration under the Securities Act of 1933, as amended, of the shares of common stock, par value $0.01 per share, of the Company covered by the Registration Statement (the "Shares"). The facts, as we understand them, are set forth in the Registration Statement.

   With respect to the opinion set forth below, we have examined originals, certified copies, or copies otherwise identified to our satisfaction as being true copies, of the Registration Statement and such other corporate records of the Company, agreements and other instruments, and certificates of public officials and officers of the Company as we have deemed necessary as a basis for the opinions hereinafter expressed. As to various questions of fact material to such opinions, we have, where relevant facts were not independently established, relied upon statements of officers of the Company.

   Subject to the assumptions that (i) the documents and signatures examined by us are genuine and authentic, and (ii) the persons executing the documents examined by us have the legal capacity to execute such documents, and subject to such further limitations and qualifications set forth below, it is our opinion that when (a) the Registration Statement as then amended shall have been declared effective by the Commission, and (b) the Shares have been duly issued, executed, authenticated, delivered, paid for and sold by the Company as described in the Registration Statement, the Shares will be validly issued, fully paid, and non-assessable.

   We express no opinion as to the applicability or effect of any laws, orders or judgments of any state or other jurisdiction other than federal securities laws and the substantive laws of the states of Arizona and Maryland. In rendering our opinion, we have conferred with Maryland counsel to the extent we deemed appropriate. Further, our opinion is based solely upon existing laws, rules and regulations, and we undertake no obligation to advise you of any changes that may be brought to our attention after the date hereof.

   We hereby expressly consent to any reference to our firm in the Registration Statement, the inclusion of this opinion as an exhibit to the Registration Statement, and to the filing of this opinion with any other appropriate governmental agency.

                                        Very  truly  yours,


                                        /s/  O'Connor,  Cavanagh,  Anderson,
                                        Killingsworth & Beshears, P.A.